EXHIBIT 10.10

AVX CORPORATION

Employment Agreement

AVX Corporation and Mr. J. Gilbertson, Chief Executive Officer and President, have entered into an employment agreement that provides for a two-year advisory period upon Mr. Gilbertson's retirement from the Company.

During this advisory period, Mr. Gilbertson will receive an annual payment equivalent to his most recent base salary as a full time employee.

If Mr. Gilbertson dies prior to or during the advisory period, his heirs will be entitled to the payments he would have received.